3: prox02d

RELIABILITY INCORPORATED

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant X

Filed by a Party other than the Registrant

Check the appropriate box:

     Preliminary Proxy Statement

     Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

 X  Definitive Proxy Statement

     Definitive Additional Materials

     Soliciting Material Under 240.14a-12

Reliability Incorporated
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than Registrant)

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            Item 22(a)(2) of Schedule 14A.

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RELIABILITY INCORPORATED

16400 Park Row
Houston, Texas 77084

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 1, 2002

To the Shareholders of
   Reliability Incorporated:

Reliability Incorporated (the "Company") will hold its 2002 annual meeting of shareholders on May 1, 2002, at 10:00 a.m. Houston time. The meeting will be held at the Company's offices at 16400 Park Row, Houston, Texas 77084. The purposes of the meeting are:

1.	To elect a Board of Directors to serve until the next annual meeting of shareholders and until their respective successors are elected.
2.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has designated the close of business on March 4, 2002, as the record date for determining which shareholders are entitled to notice of, and to vote at, the meeting.

Whether you expect to attend the meeting in person or not, you are requested to fill in, date and sign the enclosed proxy and return it in the enclosed envelope at your earliest convenience. No postage is needed if such envelope is mailed in the United States.

By order of the Board of Directors,
Max T. Langley
Secretary

Date: March 18, 2002

RELIABILITY INCORPORATED

16400 Park Row
Houston, Texas 77084

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS

Solicitation and revocation of proxies

The enclosed proxy is solicited by Reliability Incorporated, a Texas corporation (the "Company"), for use in connection with the 2002 annual meeting of shareholders of the Company. Although proxies will be solicited primarily by mail, employees of the Company may personally aid in such solicitation. The Company will make arrangements with brokerage houses and banks for forwarding proxy materials to the beneficial owners of shares registered in brokers' and banks' names. All solicitation costs will be paid by the Company. All properly signed proxies will be voted, and, where a choice has been specified by the shareholder as provided on the proxy, it will be voted in accordance with the specification so made. If no specification is made, the shares will be voted FOR all nominees for director, and in the discretion of the proxy holders on any other matter properly coming before the meeting. Any shareholder giving a proxy may revoke it at any time before it is used at the meeting by giving written notice of revocation to the secretary of the Company or by signing and delivering to the secretary of the Company a proxy bearing a later date.

Proxy materials are expected to be mailed or delivered to shareholders on or about March 21, 2002.

Voting at the meeting

Only holders of record of the Company's Common Stock (the "Common Stock") at the close of business on March 4, 2002 will be entitled to vote at the meeting. As of such date, 6,335,965 shares were issued and outstanding and entitled to vote at the meeting. Each share of Common Stock is entitled to one vote; shareholders do not have the right to cumulate their votes with respect to the election of directors.

The presence of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote, either in person or represented by proxy, is necessary to constitute a quorum for the transaction of business at the annual meeting. If there are not sufficient shares represented at the meeting to constitute a quorum, the meeting may be adjourned until a specified future date to allow the solicitation of additional proxies. Directors are elected by a plurality of the votes cast at the meeting. The nominees who receive the greatest number of votes will be elected, even though the number of votes received may be less than a majority of the shares represented in person or by proxy at the meeting. Proxies that withhold authority to vote for a nominee and broker non-votes will not prevent the election of such nominee if other shareholders vote for such nominee.

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OWNERSHIP OF COMMON STOCK

Principal shareholders

Based on information provided to the Company, as noted below, each of the following persons beneficially owned 5% or more of the 6,335,965 shares of Common Stock outstanding as of February 14, 2002 (after deducting 354,300 shares held in the treasury):

Name and address	Voting shares and percent of total outstanding (1)		Dispositive shares and percent of total outstanding (2)
Fidelity Management & Research Company 82 Devonshire Street Boston, MA 02109	666,700	10.52%	666,700	10.52%
Steven T. Newby 555 Quince Orchard Road, Suite 606 Gaithersburg, MD 20878	551,200	8.70%	551,200	8.70%
Dimensional Fund Advisors Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	566,400	8.94%	566,400	8.94%
The Qubain Family Trust 28605 Matadero Creek Court Los Altos Hills, CA 94022	369,200	5.83%	369,200	5.83%

(1) Shares which the shareholder has the power to vote.
(2) Shares which the shareholder has the power to sell.

Fidelity Low-Priced Stock Fund ("Fund") owns 666,700 shares of Common Stock of the Company. The Fund's shares are voted under guidelines established by the Board of Trustees of the Fund. Fidelity Management & Research Company ("Fidelity"), the investment advisor to the Fund, has sole power to sell the Fund's shares and is deemed the beneficial owner of the shares under the rules of the Securities and Exchange Commission. Members of the Edward C. Johnson, III family control FMR Corp., which owns Fidelity.

Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 566,400 shares of Common Stock under the rules of the Securities and Exchange Commission. Dimensional furnishes investment advice to four investment companies and serves as an investment manager to certain other investment vehicles, including commingled group trusts. In its role as investment advisor and investment manager, Dimensional possesses both voting and investment power over the stock of the Company. Dimensional disclaims beneficial (economic) ownership of all such shares.

The Qubain Family Trust acquired shares of Common Stock of the Company in 1998 when the Company issued shares as partial consideration for assets acquired from Basic Engineering Services and Technology Labs, Inc. ("BEST"). BEST subsequently transferred the shares to The Qubain Family Trust, which is the shareholder of BEST.

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Steven T. Newby stated that he is a passive investor in his filing with Securities and Exchange Commission.

The information provided above for Fidelity, Steven T. Newby, Dimensional and The Qubain Family Trust is based on filings made with the Securities and Exchange Commission pursuant to Section 13 of the Securities Exchange Act of 1934, as amended.

The Company's Employee Stock Savings Plan (the "Plan") owns a total of 604,376 shares (9.54% of the 6,335,965 shares of Common Stock outstanding as of February 14, 2002) of Common Stock. Each employee of the Company who participates in the Plan may direct the Trustee of the Plan on how to vote the stock beneficially owned by such employee, and, under certain circumstances, the employee can direct the sale of some or all of the shares held for his benefit. No employee owns 5% or more of the Company's shares through the Plan.

Security ownership of management

As of March 4, 2002, the amount of Common Stock owned by the directors of the Company, the nominees for director, each executive officer named in the compensation table and all directors and officers as a group is shown below.

		Amount and nature of beneficial ownership
Name of individual or group	Voting and investment power (1)	Other beneficial ownership (2)	Stock options exercisable (3)	Percent of class (4)

Larry Edwards	124,600	44,874	163,600	4.89%
W.L. Hampton	8,000	-0-	-0-	0.12
John R. Howard	2,100	-0-	-0-	0.03
Thomas L. Langford	20,000	-0-	30,000	0.73
Philip Uhrhan	5,000	-0-	30,000	0.51
James M. Harwell	16,249	34,773	68,751	1.76
Max T. Langley	27,600	29,066	74,000	1.92
J.E. (Jim) Johnson	21,600	9,078	59,700	1.33
Paul Nesrsta	27,000	16,651	55,000	1.45
All executive officers and directors as a group (nine persons)	252,149	134,442	481,051	12.74

(1)	Each person has the sole power to vote and sell the shares shown in this column except that Mr. Edwards has shared power with his spouse to vote and sell 61,200 of the shares reported above.
(2)

Represents shares allocated to the executive officer through his participation in the Company's Employee Stock Savings Plan (the "Plan"), according to the latest statement for said Plan, which is as of December 31, 2001. Employees have the right to direct the vote of all shares held in the Plan, and, under certain circumstances, an employee can direct the sale of some or all of the shares held for his benefit.

(3)

Shares listed in the stock options exercisable column represent shares that are exercisable by the named individual as of March 4, 2002, and within 60 days thereafter under the Company's stock option plan.

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(4)

The percent stated in this column is based on the total beneficial ownership of the individual or group as a percent of the 6,335,965 shares of Common Stock outstanding as of March 4, 2002, plus the 481,051 shares acquirable under stock options on, or within 60 days of, March 4, 2002.

The Company is not aware of any contract or agreement which may at any subsequent date result in a change in control of the Company.

ELECTION OF DIRECTORS

At the meeting, five directors are to be elected. Each director will hold office until the next annual meeting of shareholders and until his successor is elected and qualifies. The persons named as proxy holders in the accompanying form of proxy intend to vote each properly signed and submitted proxy for the election as a director of each of the persons named in the following table, unless authority to vote for all or any of such nominees is withheld on such proxy.

Name	Director since	Age	Other positions and offices presently held with the Company (and other principal occupation, if different)

Larry Edwards	1995	60	Chairman of the Board of Directors, President and Chief Executive Officer
W.L. Hampton	1984	73	(retired)
John R. Howard	1971	68	(attorney-at-law)
Thomas L. Langford	1980	60	(group vice president, Consolidated Contractors International Co. S.A.L.)
Philip Uhrhan	1997	52	(vice president finance, Solvay America, Inc.)

Mr. Edwards has been President and Chief Executive Officer of the Company since 1993 and has been a Director and Chairman of the Board of Directors since 1995. From 1990 to 1993, he served as President and Chief Operating Officer of the Company. Mr. Edwards joined the Company in 1977 as Manager of Engineering, Planning and Manufacturing Systems, and subsequently held the positions of Vice President - Operations, Corporate Vice President - Systems, and Executive Vice President - Systems.

Mr. Hampton has been a Director of the Company since 1984. Mr. Hampton was President of S.I.P. Engineering, Inc., an engineering and construction company, from 1984 until his retirement in 1993.

Mr. Howard has been a Director of the Company since 1971. He is and has been for more than five years an attorney in private practice.

Mr. Langford has been a Director of the Company since 1980. Mr. Langford's principal occupation has been that of Group Vice President of Consolidated Contractors International Co. S.A.L., an engineering and construction company, since February 2001. He was Executive Vice President of Stone and Webster, Inc., a professional engineering, construction and consulting company, from 1997 to July 2000. In June 2000, Stone and Webster, Inc. filed a Chapter 11 Bankruptcy, and Mr. Langford served, from July 2000 until January 2001 as President and Chief Restructuring Officer of the Debtor in Possession of

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Stone and Webster. From 1991 until 1996, Mr. Langford was President of Parsons Corporation, an engineering and construction company.

Mr. Uhrhan has been a Director of the Company since 1997. Mr. Uhrhan's principal occupation has been that of Vice President Finance of Solvay America, Inc., a chemical and pharmaceuticals company, since 1996. Mr. Uhrhan was a Partner with Ernst & Young LLP for more than five years prior to his employment by Solvay America, Inc.

Management believes that each person proposed to be elected a director is willing and able to serve if elected. If a situation arises in which any nominee is unable or unwilling to serve, proxies will be voted for a nominee selected by the Board of Directors of the Company.

Board of Directors' meetings and committees

The Company's Board of Directors held four meetings during 2001. All incumbent directors attended 75% or more of the meetings of the Board of Directors.

The Company's audit committee, composed of independent directors Messrs. Langford, Howard and Uhrhan, held three meetings during 2001. Messrs. Howard and Uhrhan attended all meetings. Mr. Langford attended two meetings. The audit committee reviews and approves all services to be performed by independent auditors and the fees therefor, consults with independent auditors and management with respect to internal controls and other financial matters and reviews the results of the year-end audit and other reports of independent auditors. The audit committee is governed by a written charter approved by the Board of Directors. Additional information regarding the functions performed by the committee is set forth below in the "Report of the Audit Committee."

The compensation committee, composed of Messrs. Hampton and Howard, met two times during 2001. All members attended both meetings. The compensation committee reviews executive compensation and benefit plans, recommends changes therein, and makes recommendations to the Board of Directors concerning executive salaries, incentive plans and options to be granted to executives under the Company's stock option plan. The Compensation Committee Report is included below.

Audit Committee Report

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors includes three directors who are independent, as defined by the standards of the Nasdaq(r) Stock Exchange. Management has the primary responsibility for the preparation of financial statements and maintaining the reporting process, including implementing and maintaining the systems of internal controls. The Committee assists the Board in overseeing matters relating to the accounting and financial reporting practices of the Company, the adequacy of its internal controls and the quality and integrity of its financial statements. The Committee operates under a charter appearing at Appendix A to this proxy statement. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report and considered the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgements, and the clarity of disclosures in the financial statements.

The Committee met three times during the year ended December 31, 2001, and the Committee Chairman, on behalf of the Committee, reviewed with the independent auditors the interim financial information included in the March 31, June 30, and September 30, 2001 Form 10-Qs prior to their

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being filed with the Securities and Exchange Commission. The committee, during 2001, solicited and reviewed proposals from five accounting firms, including Ernst & Young LLP. The Committee reviewed the proposals and recommended to the Company's Board of Directors that Ernst & Young LLP be retained as auditors for the Company.

The independent auditors provided the Committee a written statement describing the relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1 "Independence Discussions with Audit Committees." The Committee also discussed with the auditors any relationships that may impact their objectivity and independence and considered the compatibility of non-audit services with the auditors' independence.

The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement of Auditing Standards No. 61, as amended, "Communications with Audit Committees."

With and without management present, the Committee discussed and reviewed the results of the independent auditors' examination of the Company's December 31, 2001 financial statements. The discussion included matters related to the overall scope and plans for the audit, plans for conducting the audit and other items such as the selection of significant accounting policies, the methods used to account for significant or unusual transactions, the effect of significant accounting policies in emerging areas, the process used by management in formulating accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of those estimates, the basis for management's accounting estimates and the disclosures in the financial statements.

The Committee reviewed the Company's audited financial statements as of and for the year ended December 31, 2001, and discussed them with management and the independent auditors. Based on such review and discussions, the Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission.

Respectfully submitted,

Philip Uhrhan, Chairman

Thomas L. Langford

John R. Howard

Compensation Committee Report on executive compensation

REPORT OF THE COMPENSATION COMMITTEE
ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors of Reliability Incorporated submits this report on executive compensation to the Board of Directors and the Company's shareholders. This report covers components of executive compensation and the bases for the Committee's compensation decisions. The Committee's goals are to establish compensation for executive officers that ensures a fair and

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competitive salary and additional incentive compensation which is related directly to the financial success of the Company and the performance of the officers and to motivate executive personnel to achieve corporate objectives. A fundamental principle of the compensation program is to align the amount of an executive's total compensation with his contribution to the success of the Company. The program has the following components:

Base salary

Salaries for the chief executive officer ("CEO") and each other executive officer are set annually. The Committee strives to set salaries that are competitive with those paid by companies of similar size and revenue in the industry. The Company utilizes the currently available American Electronics Association Executive Compensation Survey ("AEA Survey") to determine appropriate and competitive salaries.

The Committee reviews the overall financial performance of the Company, its gross, operating and net profits, the performance of the Company's officers and the business plan for the upcoming year, as well as the applicable AEA Survey, to determine appropriate and competitive base salaries ("salaries"). The Committee considered salaries paid by other companies of similar size and revenues to determine market rate salary, excluding incentive compensation, using the 25th percentile results of the AEA Compensation Survey.

In 2001, the salary of the CEO was increased 11% and the raises for the other executive officers ranged from 8% to 14%. The increase in 2001 for the CEO and executive officers varied depending on the performance of the individual executive and the financial success of the industry segment, division or subsidiary for which the executive was responsible. In addition, the Committee reviewed the overall financial performance of the Company, its gross, operating and net profits, the performance of the Company's officers and the business plan for 2001, as well as the applicable AEA Compensation Survey, to determine appropriate and competitive salaries. The Committee considered salaries paid by other companies of similar size and revenues to determine market rate salary using the 25th percentile results of the AEA Compensation Survey. The salaries of the CEO and other executives were not increased in 2000 because the Company's financial performance for 1999 was below acceptable levels. The level of the Company's loss in 2001 resulted in the CEO and executive officers receiving total compensation for 2001 at amounts below the 25th percentile of the AEA Survey. The level of the Company's income in 2000 resulted in the CEO and executive officers receiving total compensation somewhat below the 75th percentile in 2000.

Short-term incentive compensation

In addition to base salary, the Company has an incentive plan which applies to the CEO, all other executive officers, the directors and all salaried employees of the Company. The incentive plan has three components:

1.	a quantitative measure based on income before income tax of:
(a)	the Company as a whole in the case of the CEO and certain other executive officers; or
(b)	the subsidiary, industry segment or division ("Profit Center") of the Company for which the executive is responsible;
2.	a qualitative measure, which is an evaluation of each individual's performance during the year, made by the Committee for the CEO and by the CEO for all other executive officers; and
3.	a target incentive which is a quantitative percent of base salary.

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The Committee's approach to incentive bonuses is to establish incentives at a pay-for-performance level which allows the executive to be compensated in total at a competitive rate. Each year the Committee establishes the target bonus for the CEO and each executive officer and approves the payment of bonuses, if any, based on achieving predetermined goals. The CEO and executive officers are only eligible for bonuses when the Company as a whole and/or the Profit Center for which such officer is responsible reports income before income taxes as a percent of revenues equal to or greater than 5%.

1.

Target incentives, for 2001, ranged from 40% of base salary for the CEO to 30% for executive officers. The Company and its profit centers reported losses in 2001, thus no bonuses were paid, in 2001, to the CEO or any other executive officer.

2.

Target incentives, for 2000, ranged from 40% of base salary for the CEO to 30% for executive officers. The actual bonus paid, for 2000, to the CEO was 62% of his base salary and ranged from 40% to 42% of salary for the other executive officers. Actual bonus amounts for any or all officers can exceed target bonuses when the Company's (or Profit Center's for which the officer is responsible) income before income taxes exceeds income goals and the individual officer's performance factor exceeds a rating of 1.0, and will be less than target bonuses if the appropriate net income before income taxes does not reach the specified goals or an individual officer's performance factor is judged to be between 0 and 1.0.

There were no incentive bonuses paid, in 2001, to salaried employees due to the fact that the Company and its Profit Centers reported losses. All salaried employees of the Company received bonuses in 2000; such bonuses ranged from 2% to 30% of base salary, exclusive of bonuses paid to executive officers.

Stock based compensation

The Company's long-term compensation program consists of options granted under the Company's Amended and Restated 1997 Stock Option Plan. The Committee encourages stock ownership by executives and managers so that they have a vested interest in the growth and profitability of the Company. Stock options are used as a component of the total compensation package to reward performance, to equalize benefits with those offered by comparable companies and to encourage key personnel to remain with the Company. In addition, stock options emphasize the objective of increasing shareholder value and encouraging share ownership by management in accordance with established guidelines. In general, options granted to the CEO and executives vest in installments over a period of approximately two to three years. The option agreements encourage the CEO and executives to own shares with a market value, at date of grant, equivalent to one times base annual compensation. If the executive does not own the required number of shares on the date the applicable installment would vest, the option installment expires or the exercise period for certain unexercised shares is shortened from ten years to two to three years.

The Board of Directors functions as the administrative committee for the Option Plan and consults with the Committee and grants options based on its subjective determination of the relative current and future contribution that each optionee has or may make to the long-term goals of the Company. The OPTION GRANTS IN LAST FISCAL YEAR table shows the options granted to the CEO and each of the named executive officers during the 2001 fiscal year. Each option was granted at the fair market value of the Company's Common Stock on the date of grant. In 2001, stock options were granted to 17 key

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employees, including the CEO and named executive officers, for the purchase of a total of 325,000 shares of Common Stock at a price per share of $2.55 per share, which was the fair market value of the Company's stock on the date the options were granted.

Benefits

The CEO and other executive officers are not entitled to any additional benefits which are not also provided to all full-time salaried employees.

Respectfully submitted,

W.L. Hampton, Chairman

John R. Howard

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COMPENSATION OF EXECUTIVES

Summary compensation table

The following table provides information as to the compensation paid by the Company and its subsidiaries, during fiscal years 2001, 2000 and 1999 to the chief executive officer and the four other highest paid executive officers and directors whose remuneration exceeded $100,000 in 2001.

	Annual compensation			Long-term compensation
(a)	(b)	(c)	(d)	(g)	(i)
Name and principal position	Year	Salary	Annual bonus	Securities underlying options (#)	All other compen- sation (1)
Larry Edwards, President, Chairman of the Board, and Chief Executive Officer	2001 2000 1999	$198,454 180,000 180,000	$ - 111,239 -	70,000 35,000 70,000	$5,100 7,650 4,800

James M. Harwell, Vice President	2001 2000 1999	121,046 107,200 107,200	- 44,629 -	30,000 15,000 30,000	4,970 4,824 3,133

Max T. Langley, Senior Vice President, Chief Financial Officer, Secretary and Treasurer	2001 2000 1999	119,340 109,980 109,980	- 44,179 -	30,000 15,000 30,000	4,906 4,970 3,215

J.E. (Jim) Johnson, Vice President	2001 2000 1999	115,520 106,600 106,600	- 44,380 -	30,000 15,000 30,000	4,777 5,087 3,116

Paul Nesrsta, Vice President	2001 2000 1999	111,768 102,024 102,024	- 42,475 -	30,000 15,000 30,000	4,627 4,591 3,061

In 1999, 2000 and 2001, the Company did not provide any other compensation or long-term compensation plans for executive officers; thus columns (e), (f) and (h) are omitted from the above table.

(1)	Amounts shown in this column represent the Company's matching and annual profit sharing contributions to the Employee Stock Savings Plan for the benefit of the named individual.

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The Company sponsors an Employee Stock Savings Plan (the "Plan"). All U.S. employees of the Company who have been employed for six months are covered by the Plan. The Plan allows an employee to contribute up to 15% (100% as of January 1, 2002) of defined compensation to the Plan. The Company matches employee contributions at a rate equal to 50% of the employee's contributions, but the Company's matching contribution is limited to 2% of the employee's defined compensation. The Company also makes a contribution in an amount equal to 1% of the defined compensation of all participants. In addition, the Company may make additional voluntary profit sharing contributions based on the consolidated profits of the Company. The maximum voluntary profit sharing contribution is 5% of compensation. The Company did not make an additional voluntary profit sharing contribution in 2001 and the Company's additional profit sharing contribution was 1-1/2% in 2000.

The Company has no long-term compensation plans, awards or arrangements, except for the Amended and Restated 1997 Stock Option Plan. The Company has no stock appreciation rights or option plans. The Company has no long-term incentive plan, defined benefit or actuarial plan, employment contracts or termination of employment or change in control agreements with any executive officer.

Compensation to directors

Non-employee directors are paid a fee of $1,000 per month, participate in an incentive bonus program similar to the bonus program described in the Compensation Committee Report and participate on a one-time basis in the Amended and Restated 1997 Stock Option Plan. Incentive bonuses paid to directors are based on the Company's performance and profitability. In 2001, the Company was not profitable; thus the directors did not receive a bonus for 2001. In 2000, each director received a bonus of $6,180 in addition to the monthly fee.

Stock Option Plan

Under the Amended and Restated 1997 Stock Option Plan ("Option Plan"), option grants are available to officers, directors and key employees. The objectives of the Option Plan are to promote the interests of the Company by providing an ownership incentive to officers, directors and key employees, to reward outstanding performance, and to encourage continued employment.

Under the Option Plan, the Board of Directors, which acts as Plan Administrator, determines the officers, directors and key employees to whom options are granted, the type of options, the number of shares covered by such options and the option vesting schedule. The Option Plan provides for the grant of stock options to purchase an aggregate of up to 1,500,000 shares of the Company's Common Stock. All options are issued at market value on the date of the grant.

The Board of Directors granted options to employees to purchase 325,000 shares of Common Stock during 2001. At December 31, 2001, options outstanding covered a total of 1,075,000 shares of Common Stock. At December 31, 2001, options covering 627,000 shares, including 60,000 shares exercisable by outside directors, were exercisable, and options covering 448,000 shares were not yet exercisable. The purchase prices for the shares covered by existing unexercised options ranged from $2.55 to $20.25, which was market value on the date of grant.

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Option grants in last fiscal year

The following table provides certain information with respect to stock options granted during the fiscal year ended December 31, 2001, under the Option Plan, to the executive officers named in the compensation table above.

Name	Number of securities underlying options granted	% of total options granted to employees in 2001	Exercise price $/share(1)	Expiration date(2)	Potential realizable value at assumed annual rates of stock price appreciation for option term(3)
(a)	(b)	(c)	(d)	(e)	5% (f)	10% (g)
Larry Edwards	70,000	21.54%	$2.55	12/4/11	$112,000	$284,200
James M. Harwell	30,000	9.23	2.55	12/4/11	48,000	121,800
Max T. Langley	30,000	9.23	2.55	12/4/11	48,000	121,800
J.E.(Jim) Johnson	30,000	9.23	2.55	12/4/11	48,000	121,800
Paul Nesrsta	30,000	9.23	2.55	12/4/11	48,000	121,800

(1)	The exercise price is the market price on the date of grant.
(2)

Varying amounts of the options will terminate early, beginning in March 2004, if optionee does not own a specified number of shares on specified dates. Generally, the options will expire in one to three installments over a three-year period from the original grant date.

(3)

Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. Actual gains, if any, on stock appreciation exercises will depend on the future performance of the Common Stock and the date on which the options are exercised.

__________________

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Aggregate option exercises in 2001 and outstanding stock option values as of December 31, 2001

The following table discloses, for the executive officers named in the above tables, information regarding options to purchase the Company's Common Stock which were exercised during 2001 (no options were exercised during 2001) and options to purchase the Company's Common Stock held at the end of 2001.

Name	Shares acquired on exercise	Value realized upon exercise	Number of securities underlying unexercised options at 12/31/01 Exercisable Unexercisable		Value of unexercised in-the-money options at 12/31/01 (1) Exercisable Unexercisable
(a)	(#) (b)	(c)	(#) (d)	(#) (e)	(f)	(g)

Larry Edwards	-	$ -	163,600	93,000	$20,300	$42,000

James M. Harwell	-	-	60,751	43,000	8,700	18,000

Max T. Langley	-	-	69,000	40,000	8,700	18,000

J.E. (Jim) Johnson	-	-	59,700	40,000	8,700	18,000

Paul Nesrsta	-	-	50,000	43,000	8,700	18,000

(1)

The amounts, if any, in these columns are calculated using the difference between the exercise price and the closing price ($3.15) for the Common Stock on The Nasdaq Stock Market on December 31, 2001 of in-the-money stock options.

SHAREHOLDER RETURN PERFORMANCE GRAPH

Performance graph

The following performance graph compares the five year cumulative total return to shareholders for the Company's Common Stock to (1) the Nasdaq Non-Financial Stocks Index (which includes the Company) and (2) the Nasdaq Stock Market (US) CRSP Total Return Index. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at December 31, 1996 and that all dividends (the Company did not pay any cash dividends) were reinvested.

(Graph is displayed here)

Comparison of Five-Year Cumulative Total Return

	For Years Ended December 31,
	1996	1997	1998	1999	2000	2001
Reliability Common Stock	$100	$440	$136	$ 90	$ 77	$101
Nasdaq Non-Financial Stocks	100	117	172	337	196	150
Nasdaq Stock Market Total Return	100	122	173	321	193	153

RELIABILITY INCORPORATED
PROXY STATEMENT

Section 16(a) beneficial ownership reporting compliance

The Securities Exchange Act of 1934, as amended, requires that the Company's directors, executive officers and 10% stockholders (if any) report to the Securities and Exchange Commission certain transactions involving Common Stock. Based solely on a review of Forms 3, 4 and 5 furnished to the Company and representations received from persons subject to such reporting requirements, all filings were timely during the year ended December 31, 2001.

Compensation Committee interlocks and insider participation

The compensation committee is composed of Messrs. Hampton and Howard. Neither of such persons is or has been an officer or employee of the Company or any of its subsidiaries. No director or executive officer of the Company serves as a director (or a member of the compensation committee or other group performing equivalent functions) of another entity, any of whose executive officers or directors serves as a director of the Company.

INDEPENDENT AUDITORS

The Board of Directors has appointed Ernst & Young LLP as independent auditors of the Company for 2002. Ernst & Young LLP has served as the Company's independent auditors since 1974. A representative of such firm is expected to be present at the meeting, will be given the opportunity to make a statement if so desired and will respond to appropriate questions.

Audit fees

Amounts paid to Ernst & Young LLP for the year ended December 31, 2001 were fees for the annual audit of $94,000 and all other fees of $81,000. All other fees included $18,000 in audit related services and $63,000 related to the preparation of income tax returns, the stock savings plan audit and various other accounting matters. No amounts were paid for financial information systems design and implementation fees. The Company's audit committee has reviewed the fees paid to and services provided by Ernst & Young LLP as they related to non-audit services and has considered their compatibility with Ernst & Young LLP maintaining its independence.

THE TRANSACTION OF OTHER BUSINESS

As of the date of this proxy statement, the Board of Directors has no knowledge of business other than that described above which will be presented for consideration at this meeting. If any other business properly comes before the meeting or any adjournment, it is intended that proxies will be voted in accordance with the judgment of the person or persons voting the proxy.

Proposals by shareholders for 2003 annual meeting of shareholders

Shareholders desiring to present proposals to the shareholders of the Company at the 2003 annual meeting of shareholders, and to have such proposals included in the Company's proxy statement and proxy, must submit their proposals to the Company so as to be received no later than November 18, 2002, and must otherwise comply with Rule 14(a)-8 under the Securities Exchange Act of 1934.

By order of the Board of Directors,
Larry Edwards Chairman
Date: March 18, 2002

THE COMPANY WILL FURNISH WITHOUT CHARGE TO ANY PERSON WHOSE PROXY IS SOLICITED, ON WRITTEN REQUEST FROM SUCH PERSON DELIVERED TO INVESTOR RELATIONS MANAGER, P.O. BOX 218370, HOUSTON, TEXAS 77218, A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR 2001.

RELIABILITY INCORPORATED
PROXY STATEMENT

APPENDIX A

RELIABILITY INCORPORATED
AUDIT COMMITTEE CHARTER

Organization

This charter governs the operations of the Reliability Incorporated Audit Committee.

1.

The Committee shall be appointed by the Board of Directors and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the Committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company.

2.	The Committee shall review, reassess and approve this charter at least annually and obtain the approval of the Board of Directors.
3.

All Committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the Committee, and at least one member shall have accounting or related financial management expertise.

Statement of Policy

The Audit Committee shall provide assistance to the Board of Directors in fulfilling its oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board.

1.	In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors, and management of the Company.
2.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel or other experts for this purpose.

Responsibilities and Processes

1.	The primary responsibility of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of its activities to the Board.
2.	Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements.
3.	The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances.
4.	The Committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

A-1

RELIABILITY INCORPORATED
PROXY STATEMENT

APPENDIX A (Continued)

RELIABILITY INCORPORATED
AUDIT COMMITTEE CHARTER

The following shall be the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide, with the understanding that the Committee may supplement them as appropriate. The Chief Executive Officer, Chief Financial Officer, members of the Audit Committee and management of the Company are authorized to communicate with the independent auditors financial information and matters necessary to ensure compliance with this charter and to provide to the independent auditors the information necessary for them to audit the Company's financial statements.

The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Audit Committee, as representatives of the Company's shareholders.

The Committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, recommend the replacement of the independent auditors.

The Committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board.

Annually, the Committee shall review and recommend to the Board the selection of the Company's independent auditors.

The Committee shall discuss with the independent auditors the overall scope and plans for their respective audits, including the adequacy of staffing and compensation.

Also, the Committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk and legal and ethical compliance programs.

Further, the Committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their examinations.

The Chief Financial Officer and management will prepare the Company's Quarterly Report on Form 10-Q and provide a copy of the report to the independent auditors. The Committee will establish a "contact" date before each quarterly filing date. The independent auditors will review the Company's interim financial statements with management prior to the established contact date. If, in the judgement of the independent auditors, items require discussion with the Committee, the auditors will contact the Committee and discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The chair of the Committee may represent the entire Committee for the purposes of this review.

A-2

RELIABILITY INCORPORATED
PROXY STATEMENT

APPENDIX A (Continued)

RELIABILITY INCORPORATED
AUDIT COMMITTEE CHARTER

The Committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K, including its judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

A-3

RELIABILITY INCORPORATED PROXY
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS - May 1, 2002

The undersigned hereby appoints Larry Edwards and Max T. Langley, or either of them, with full power of substitution, attorneys and proxies of the undersigned to vote all shares of Common Stock of Reliability Incorporated (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company, to be held at the offices of the Company on Wednesday, May 1, 2002, at 10:00 a.m., Houston time, and any adjournment thereof.

1.   Election of Directors:

Nominees:	01 Larry Edwards	02 W. L. Hampton	03 John R. Howard	04 Thomas L. Langford	05 Philip Uhrhan
*For ALL except nominees crossed out

/ / For All	/ / Withhold All	/ / For All Except*

2.   In their discretion, the proxies are authorized to vote upon such other matters as may come before the meeting or any adjournment thereof.

/ / For	/ / Against	/ / Abstain

PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE.

NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

(Continued and to be signed on reverse side)

This proxy is solicited by the Reliability Incorporated Board of Directors. THIS PROXY WILL BE VOTED AS YOU SPECIFY ON THE REVERSE SIDE. IF NO CONTRARY SPECIFICATION IS MADE, THE PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN ITEM 1 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, ALL AS DESCRIBED IN THE NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND THE PROXY STATEMENT, RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED.

Please sign exactly as your name appears on your stock certificate. When signing as an executor, administrator, trustee or other representative, please sign your full title. All joint owners should sign.

Dated: , 2002

PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

Signature

Signature, if held jointly, or office or title held